U.S. SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

        DATE OF REPORT: (DATE OF EARLIEST EVENT REPORTED): June 29, 2006

                        Commission File Number: 000-31987

                              TEXHOMA ENERGY, INC.
                 (Name of Small Business Issuer in its Charter)

                   NEVADA                                    20-4858058
       (State or other jurisdiction of                     (IRS Employer
        incorporation or organization)                   Identification No.)

      2200 POST OAK BLVD. SUITE 340 HOUSTON, TEXAS             77056
        (Address of principal executive offices)             (Zip Code)

                                 (832) 260-8713
                            (Issuer Telephone Number)

    Check  the  appropriate  box   below   if  the  Form  8-K  is   intended  to
simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

  [ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

  [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

  [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

  [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

ASSIGNMENT AND BILL OF SALE
---------------------------

On June 29, 2006, Texhoma Energy, Inc. (the "Company," "we," "us") closed the purchase of two (2) of the previously reported participation agreements we entered into on May 31, 2006, pursuant to Assignments and Bill of Sales (the "Bill of Sales"), pursuant to which we purchased two (2) oil and gas leases from Sunray Operating Company LLC ("Sunray"), which included the following "Leases":

     o    Leases  covering  approximately  196  acres  of  land  in  Brazoria
          County,  Texas.  In  connection  with  the  purchase,  we  acquired an

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          undivided 37.5% interest in the leases, subject to existing overriding royalty interests equal to 25% of 8/8. Additionally, Sunray is entitled to a five-eighth of eight-eighths (62.5% of 8/8) working interest, proportionally reduced at payout; and

     o    Leases  covering  approximately  20  acres  of  land  in  Brazoria
          County, Texas. In connection with the purchase, we acquired an undivided 35% interest in the leases, subject to existing overriding royalty interests equal to 25% of 8/8.

We purchased the Leases from Sunray for aggregate consideration of $60,523, of which $30,523 was paid in cash and $30,000 was paid in the form of shares of our common stock, by the issuance of an aggregate of 375,000 units (each a "Unit"), which each include one (1) share of common stock and one (1) warrant, which entitles the holder of such warrant to purchase one (1) share of our common stock at an exercise price of $0.15 per share, prior to the one (1) year anniversary of such warrant grant, which Units were valued at $0.08 per Unit.

Upon the closing of the Purchases we and Sunray agreed to enter into an operating agreement in connection with the development of the leases. Additionally, both we and Sunray agreed that should either party be unable or unwilling, for any reason, to participate in the drilling of the initial well on any of the leases described above, the non-participating party shall, at least 90 days prior to any expiration or any rental date under the leases, assign the participating party all of its right, title and interest in such lease.

We currently still plan to complete the purchase of the remaining four (4) leases described in our Form 8-K filed with the Commission on June 8, 2006, however we do not currently have sufficient cash on hand to pay Sunray for the purchase of such additional leases.

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES.

On June 3, 2006, we entered into a Subscription Agreement with an individual, pursuant to which such individual purchased 1,925,000 units (each consisting of one restricted share of our common stock and one warrant to purchase one share of our common stock at an exercise price of $0.15 per share), which warrant expires if unexercised on June 3, 2007, for aggregate consideration of $154,000, which funds we have previously received. We claim an exemption from registration afforded by Section 4(2) of the Securities Act of 1933, for the above issuance, since the issuance did not involve a public offering, the recipient took the shares for investment and not resale and the Company took appropriate measures to restrict transfer. No underwriters or agents were involved in the issuance and no underwriting discounts or commissions were paid by the Company.

On June 29, 2006, in connection with our entry into the Bill of Sales, described above, we agreed to issue an aggregate of 375,000 shares of common stock and an aggregate of 375,000 warrants, which entitle the holder of such warrant to purchase one (1) share of our common stock at an exercise price of $0.15 per share, prior to the one (1) year anniversary of such warrant grant. We claim an exemption from registration afforded by Section 4(2) of the Securities Act of 1933, for the above issuance, since the issuance did not involve a public offering, the recipient took the shares for investment and not resale and the Company took appropriate measures to restrict transfer. No underwriters or agents were involved in the issuance and no underwriting discounts or commissions were paid by the Company.

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                                   SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TEXHOMA ENERGY, INC.
--------------------

July 13, 2006

/s/  Max E. Maxwell
--------------------
Max E. Maxwell,
President

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